                                  Exhibit 23.2




Max Development, Inc.
15245 Shady Grove Road
Suite 400
Rockville, MD 20851

Re: Max Development, Inc. Registration Statement on Form S-8

To the Board of Directors:

We hereby consent to the incorporation by reference in the Registration Statement of Max Development, Inc. on Form S-8, of our report dated March 3, 2001, on our audit of the financial statements of Max Development, Inc. as of December 31, 2001 and for the year ended December 31, 2000, which report is included in the Annual Report on Form 10-KSB.


Cordovano & Harvey, P.C.
Denver, Colorado
November 26, 2001